Exhibit 10.18(j)


                                AMENDMENT NO. 10
                               AND LIMITED CONSENT

     THIS AMENDMENT NO. 10 AND LIMITED CONSENT (this "Amendment") is made as of April 21, 2000, by and between FINLAY FINE JEWELRY CORPORATION, a Delaware corporation with its principal office at 521 Fifth Avenue, New York, New York 10175 (the "Consignee") and SOVEREIGN BANK, as successor to Fleet National Bank, formerly known as BankBoston, N.A., as successor to Rhode Island Hospital Trust National Bank (the "Consignor"), amending certain provisions of the Gold Consignment Agreement dated as of June 15, 1995 (as amended, modified or supplemented and in effect, the "Consignment Agreement"), by and between the Consignee and the Consignor. Capitalized terms used herein which are defined in the Consignment Agreement and not defined herein shall have the same meanings herein as therein.

     WHEREAS, the Consignee wishes to sell certain assets to Ultra Stores, Inc., an Illinois corporation ("Ultra Stores"), pursuant to a Purchase and Sale Agreement dated as of April 18, 2000 between the Consignee and Ultra Stores in the form attached hereto as Exhibit A (the "New York Jewelry Outlet Purchase and Sale Agreement");

     WHEREAS, the Consignee has requested that the Consignor agree to amend the terms of the Consignment Agreement in certain respects as hereinafter more fully set forth so as, among other things, to permit the sale of such assets;

     WHEREAS, the Consignor is willing to amend the terms of the Consignment Agreement in such respects upon the terms and subject to the conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual agreements contained in the Consignment Agreement, herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     ss.1. Amendment of ss.1 of the Consignment Agreement. Section 1 of the Consignment Agreement is hereby amended by deleting the dollar amount "$27,000,000" from subsection (f) of the definition of Consolidated EBITDA and substituting in lieu thereof the dollar amount "$28,631,000".

     ss.2. Limited Consent To Transfer of Assets. The Consignee has informed the Consignor that it wishes to sell certain assets (other than inventory) located at and/or used in connection with its chain of outlet stores known as the New York Jewelry Outlet to Ultra Stores. The Consignee has further requested

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that the Consignor  consent to such  disposition of assets pursuant to the terms and conditions of the New York Jewelry Outlet Purchase and Sale Agreement. Subject to the terms and conditions contained herein, the Consignor hereby consents to the transfer of the Assets (as defined in the New York Outlet Purchase and Sale Agreement) on the terms and conditions of the New York Outlet Purchase and Sale Agreement; provided, however, that (a) the closing of such transfer of the Assets shall occur on or before May 31, 2000; (b) such transfer shall take place in accordance with the terms and conditions set forth in the New York Outlet Purchase and Sale Agreement; and (c) the aggregate consideration to be paid to the Consignee by Ultra Stores pursuant to the New York Outlet Purchase and Sale Agreement (in cash and in the form of a promissory note issued by Ultra Stores in favor of the Consignee) shall be at least $1,000,000.

     ss.3. Limited Consent. Subject to the satisfaction of the conditions set forth in ss.5 hereof, the Consignor hereby consents to the execution and delivery by the Consignee of Amendment No. 9, amending the Amended and Restated Credit Agreement dated as of September 11, 1997 among the Consignee, the Parent, the Dollar Agent and the Lenders party thereto, such Amendment being in substantially the form attached hereto as Exhibit A.

     ss.4. Representations and Warranties. The Consignee hereby represents and warrants to the Consignor as follows:

     (a) Representations and Warranties. The representations and warranties of the Consignee contained in the Consignment Agreement and the other Consignment Documents were true and correct in all material respects when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by the Consignment Documents and this Amendment and changes occurring in the ordinary course of business that do not result in a Materially Adverse Effect, and to the extent that such representations and warranties relate expressly to an earlier date. The representations and warranties of the Consignee and, to the best of the Consignee's knowledge, Ultra Stores contained in the New York Jewelry Outlet Purchase and Sale Agreement were true and correct in all material respects when made, are true and correct in all material respects on the date hereof and shall be true and correct in all material respects on the date of the closing of the sale of the Assets, except to the extent that such representations and warranties relate expressly to an earlier date.

     (b) Authority, No Conflicts, Etc. The execution, delivery and performance by the Consignee of this Amendment and the New York Jewelry Outlet Purchase and Sale Agreement and the consummation of the transactions contemplated hereby and thereby (i) are within the corporate power of the Consignee and have been duly authorized by all

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          necessary  corporate action on the part of the Consignee,  (ii) do not require any approval or consent of, or filing with, any governmental agency or authority, or any other person, association or entity (except for the consent of the Dollar Agent and the lenders under the Dollar Facility, which consent is being obtained concurrently herewith as required byss.5 hereof), which bears on the validity of this Amendment or the Consignment Documents and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity, (iii) do not violate any provisions of any law, rule or regulation or any provision of any order, writ, judgment, injunction, decree, determination or award presently in effect in which the Consignee is named in a manner which has or could reasonably be expected to have a Materially Adverse Effect, (iv) do not violate any provision of the Charter Documents of the Consignee, (v) do not result in any breach of or constitute a default under any agreement or instrument to which the Consignee is a party or by which it or any of its properties is bound, including without limitation any indenture, loan or credit agreement, lease, debt instrument or mortgage, in a manner which has or could reasonably be expected to have a Materially Adverse Effect, and (vi) do not result in or require the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature upon any of the assets or properties of the Consignee except in favor of the Consignor pursuant to the Security Documents.

     (c) Enforceability of Obligations. Each of this Amendment and the New York Jewelry Outlet Purchase and Sale Agreement has been duly executed and delivered by the Consignee and constitutes the legal, valid and binding obligation of the Consignee, enforceable against the Consignee in accordance with its terms, provided that (a) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws of general application affecting the rights and remedies of creditors, and (b) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceedings for such remedies may be brought.

     ss.5. Conditions to Effectiveness. This Amendment shall be effective as of the date first above written (the "Effective Date") upon the Consignor's receipt of each of the following, in each case in form and substance satisfactory to the
Consignor:

     (a) this Amendment duly executed by each of the Consignee and the Consignor;

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     (b)  a copy of the New York Jewelry  Outlet  Purchase  and Sale  Agreement,
          duly executed by each of the parties thereto and duly certified by the Secretary or Assistant Secretary of the Consignee as being true, correct, complete and in full force and effect, without further amendment or modification;

     (c) evidence of the Consignee's receipt of all necessary or appropriate third party consents or approvals to the amendments contemplated hereby, including, without limitation, consents or approvals from the Dollar Agent and each of the applicable lenders under the Dollar Facility; and

     (d)  such other documents or items as the Consignor may request.

     ss.6. Ratifications, etc. Except as expressly provided in this Amendment, all of the terms and conditions of the Consignment Agreement and the other Consignment Documents shall remain in full force and effect. All references in the Consignment Agreement or any related agreement or instrument to the Consignment Agreement shall hereafter refer to the Consignment Agreement as amended hereby. The Consignee confirms and agrees that the Obligations of the Consignee to the Consignor under the Consignment Documents, as amended and supplemented hereby, are secured by and are entitled to the benefits of the Security Documents.

     ss.7. Expenses. Without limiting the expense reimbursement requirements set forth in ss.11 of the Consignment Agreement, the Consignee agrees to pay on demand all costs and expenses, including reasonable attorneys' fees, of the Consignor incurred in connection with this Amendment.

     ss.8. No Implied Waiver. Except as expressly provided herein, nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligations of the Consignee or any right of the Consignor consequent thereon.

     ss.9. Governing Law. This Amendment is intended to take effect as an instrument under seal and shall be construed according to and governed by the internal laws of the Commonwealth of Massachusetts.

     ss.10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                  FINLAY FINE JEWELRY
                                    CORPORATION

                                  By: /s/ Bruce Zurlnick
                                     -------------------------------------
                                     Name: Bruce Zurlnick
                                     Title: Senior Vice President, Chief
                                            Financial Officer and Treasurer


                                  SOVEREIGN BANK, as successor to
                                  FLEET NATIONAL BANK, formerly known
                                  as BANKBOSTON, N.A., as successor in
                                  interest to RHODE ISLAND HOSPITAL
                                  TRUST NATIONAL BANK


                                  By: /s/ Albert L. Brown
                                     -------------------------------------
                                     Name: Albert L. Brown
                                     Title:   Senior Vice President